UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2014

Hawker Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 10, 2014, Hawker Energy, Inc. (“Hawker”, “we”, “us” or “our”) authorized an amendment (the “Amendment”) to the Amended and Restated Option Agreement (“Option Agreement”) dated November 20, 2013, among Hawker, Darren Katic, a director, officer and significant stockholder of Hawker, and Charles Moore. As previously disclosed, under the original terms of the Option Agreement, Messrs. Katic and Moore were entitled to, in the aggregate, up to 33,000,000 additional shares of our common stock upon the consummation of certain potential follow-on transactions. The Amendment waives all of the follow-on transaction requirements and authorizes the immediate issuance to Messrs. Katic and Moore of the full 33,000,000 shares (16,500,000 each). Of those shares, we will hold 19,000,000 shares in escrow, to be released as follows: (i) 10,000,000 shares upon completion of the previously disclosed TEG Oil & Gas, Inc. (or certain oil and gas interests held by it located in the Tapia Field, Los Angeles County, California) transaction, and (ii) 9,000,000 shares upon completion, on or before December 31, 2017, of any one of the transactions evaluated by Hawker Energy, LLC, our wholly owned subsidiary, prior to its reorganization with Hawker, including a transaction resulting in Hawker ownership of oil and gas lease interests in any one of the following unique oil fields: Cat Canyon (leases Tognazzini, Wickenden, Los Alamos, GWP, and those immediately adjacent to, in each case, in Santa Barbara County), Santa Maria (T 11N, R 36W extending southeast through T9N R33W in Santa Barbara County), Casmalia (leases Tompkins, Peshine, and those immediately adjacent to, in each case, in Santa Barbara County), North Lost Hills (Sections 12 & 13, T25S, R19E, and Sections 7 & 18, T25S, R 20E, totaling 1,500 acres in Kern County CA), Maricopa (McFarland and Jameson leases totaling 40 acres in Kern County), Pine Meadows (Section 1 Township 31 South Range 22E in Kern County) or Torrance (Joughin and South Torrance Units in totaling 900 acres in Los Angeles County). Waiver of the follow-on transaction requirements and the immediate issuance of the remaining shares is meant to simplify our common shareholding structure and share count and to assist in our capital raising efforts.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The issuance of shares described under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

The issuances of the securities described in Item 1.01 were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), including Regulation D promulgated thereunder, as transactions not involving a public offering. The exemption was claimed on the basis that the transactions did not involve any public offering and the purchasers were accredited investors. In each case, appropriate investment representations were obtained and stock certificates were issued with restrictive legends.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hawker Energy, Inc.

Dated:	October 16, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer

 3